PROSPECTUS SUPPLEMENT                         This Prospectus Supplement, filed
FOR THE PERIOD ENDING                         pursuant to Rule 424(b)(3),
AUGUST 31, 1997 TO                            relates to Registration Statement
PROSPECTUS DATED                              33-54804-01 and the Prospectus
OCTOBER 19, 1993                              dated October 19, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 15, 1997


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)




Delaware                         0-23108                   Not Applicable
--------                         -------                   --------------
(State of                        (Commission               (IRS Employer
organization)                    File Number)              Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                            19720
--------------------------------------------------------
(Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
                   ------------------------------------------
                 (Former address, if changed since last report)

                                  Page 1 of 90
                         Index to Exhibits is on page 6

Item 5.  Other Events
         ------------

A)       Series 1993-1:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)       Series 1993-2:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)       Series 1993-3:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)       Series 1994-2:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E)       Series 1994-3:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F)       Series 1994-A:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G)       Series 1995-1:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H)       Series 1995-2:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I)       Series 1995-3:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J)       Series 1996-1:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K)       Series 1996-2:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L)       Series 1996-3:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the August 1997 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M)       Series 1996-4:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders Statement for the August 1997 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N)       Series 1997-1:
         -------------
On September 15, 1997 the Registrant made available the Monthly
Certificateholders Statement for the August 1997 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
(c) Exhibits

Exhibit No.        Description
----------         -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1997-1.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                DISCOVER CARD MASTER TRUST I
                                         (Registrant)

                                    By: GREENWOOD TRUST COMPANY
                                        as originator of the Trust


                                    By:         John J. Coane
                                        ------------------------------------
                                        John J. Coane
                                        Vice President, Director of
                                        Accounting and Treasurer


Date: September 15, 1997

                                 EXHIBIT INDEX

Exhibit No.     Description
----------      -----------
20(a)           Monthly Certificateholders' Statement, related to the
                Due Period ending August 31, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending August 31, 1997, for Series 1997-1.